FOR IMMEDIATE RELEASE
Contact: Nick Zangari
(502) 394-1157
Nick.Zangari@kyderby.com
CHURCHILL DOWNS INCORPORATED REPORTS
2017 FOURTH QUARTER AND FULL YEAR RESULTS
LOUISVILLE, Ky. (February 28, 2018) - Churchill Downs Incorporated (Nasdaq: CHDN) ("CDI" or the "Company") today reported business results for the quarter and full year ended December 31, 2017.
Fourth Quarter 2017 Highlights

•	Net revenue of $178.9 million, up 11% over the prior year

•	Net income of $38.2 million, 43% increase over the prior year

◦	Adjusted net income of $5.1 million, 89% increase over the prior year

•	Diluted earnings per share ("EPS") of $2.46, 54% higher than the prior year

◦	Adjusted diluted EPS of $0.33, 106% increase over the prior year

•	Adjusted EBITDA of $60.2 million, 7% higher than the prior year

•	Excluding Big Fish Games, Adjusted EBITDA was $37.6 million, 23% higher than the prior year
Full Year 2017 Highlights

•	Net revenue of $882.6 million, up 7% over the prior year

•	Net income of $140.5 million, 30% increase over the prior year

◦	Adjusted net income of $94.1 million, 16% increase over the prior year

•	Diluted EPS of $8.77, 37% higher than the prior year

◦	Adjusted diluted EPS of $5.88, 21% increase over the prior year

•	Adjusted EBITDA of $366.5 million, 10% above the prior year

•	Excluding Big Fish Games, Adjusted EBITDA was $286.2 million, 13% higher than the prior year

CONSOLIDATED RESULTS	Fourth Quarter		Years Ended December 31,
(in millions, except per share data):	2017	2016	2017	2016

Net revenue	$178.9	$161.7	$882.6	$822.4
Net income	38.2	26.8	140.5	108.1
Adjusted net income(a)	5.1	2.7	94.1	81.3
Diluted EPS	$2.46	$1.60	$8.77	$6.42
Adjusted diluted EPS(a)	$0.33	$0.16	$5.88	$4.84
Adjusted EBITDA(a)	$60.2	$56.5	$366.5	$334.5
Adjusted EBITDA, excluding Big Fish Games(a)	37.6	30.5	286.2	252.3

(a) This is a non-GAAP measure. See explanation of non-GAAP measures below.
As announced on November 29, 2017, the Company sold its mobile gaming subsidiary, Big Fish Games Inc. ("Big Fish Games"), to Aristocrat Technologies, Inc. for aggregate consideration of approximately

$990 million in cash ("Big Fish Transaction"). The Company closed the Big Fish Transaction on January 9, 2018. For purposes of our consolidated financial statements and information included in this release prepared in conformity with U.S. generally accepted accounting principles ("GAAP"), the Big Fish Games segment is classified as held for sale and discontinued operations. Therefore, Big Fish Games is excluded from GAAP net revenue and operating income. Net income and diluted EPS include the results from Big Fish Games' discontinued operations. For purposes of adjusted EBITDA and our Consolidated Statements of Cash Flow, the Company has included the results of Big Fish Games. See explanation of Non-GAAP measures below.
Net revenue and adjusted EBITDA will be discussed in more detail below by Operating Segment.
The Company's fourth quarter 2017 net income was $38.2 million, up 43% and diluted EPS was $2.46, up 54%. Our 2017 net income was $140.5 million, up 30% and diluted EPS was $8.77, up 37%. The fourth quarter and total year net income and diluted EPS were impacted by the following items:

•
$57.7 million provisional benefit recorded in the fourth quarter of 2017 primarily related to the re-measurement of our net deferred tax liabilities associated with the Tax Cuts and Jobs Act signed into law on December 22, 2017, which reduced the U.S. corporate tax rate from 35% to 21%.

•	Partially offsetting this benefit were:

◦	$23.7 million gain on Calder land sale in 2016;

◦	$21.7 million of non-cash asset impairments in 2017; and

◦	$20.7 million loss on extinguishment of debt in 2017.
The Company’s fourth quarter 2017 adjusted net income was $5.1 million, up 89% and adjusted diluted EPS was $0.33, up 106% compared to fourth quarter 2016.
The Company’s 2017 adjusted net income was $94.1 million, up 16% and adjusted diluted EPS was $5.88, up 21% compared to 2016.
OPERATING SEGMENT RESULTS:
We use adjusted EBITDA to evaluate segment performance, develop strategy and allocate resources. We utilize the adjusted EBITDA metric because we believe the inclusion or exclusion of certain recurring items is necessary to provide a more accurate measure of our core operating results and enables management and investors to evaluate and compare from period to period our operating performance in a meaningful and consistent manner. Adjusted EBITDA should not be considered as an alternative to operating income as an indicator of performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure provided in accordance with GAAP. Our calculation of adjusted EBITDA may be different from the calculation used by other companies and, therefore, comparability may be limited.
The operating segment summaries below present net revenue from external customers and intercompany revenue from each of our operating segments:

Racing	Fourth Quarter		Years Ended December 31,
(in millions):	2017	2016	2017	2016

Net revenue	$32.9	$33.6	$276.6	$268.1
Adjusted EBITDA	(6.2)	(4.6)	84.5	79.7
For the quarter, net revenue decreased $0.7 million due to one less live racing day at Churchill Downs in the fourth quarter 2017 compared to 2016. Adjusted EBITDA decreased $1.6 million primarily due to the

$0.7 million decrease in revenue and an increase in selling, general and administrative and marketing costs at Churchill Downs.
For the full year, net revenue increased $8.5 million driven by a $7.5 million increase at Churchill Downs primarily due to a successful Kentucky Derby and Oaks week and a $2.7 million increase at Arlington driven by an increase in handle and admissions. Partially offsetting these increases was a $1.6 million decrease at Fair Grounds primarily due to the impact of a contagious equine outbreak which quarantined horses causing limited field sizes in the first quarter of 2017.
Adjusted EBITDA increased by $4.8 million primarily driven by:

•	$4.5 million increase at Churchill Downs as a result of a successful Kentucky Derby and Oaks week;

•	$1.7 million increase at Arlington driven by increased handle and admissions;

•	$0.7 million decrease at Fair Grounds from the contagious equine outbreak in the first quarter of 2017; and

•	$0.7 million decrease at Calder due to a real estate tax refund received in prior year.

Casino	Fourth Quarter		Years Ended December 31,
(in millions):	2017	2016	2017	2016

Net revenue	$87.2	$78.9	$350.5	$332.8
Adjusted EBITDA	33.7	27.8	146.0	125.8
For the quarter, net revenue increased $8.3 million primarily driven by a $3.5 million increase at Calder, a $2.4 million increase at Oxford, and a $2.1 million increase at Riverwalk.
Adjusted EBITDA increased $5.9 million for the quarter primarily driven by:

•
$3.2 million increase from our wholly-owned Casino properties, including a $1.9 million increase at Riverwalk, a $1.1 million increase at Calder, and a $0.9 million increase at Oxford. Partially offsetting these increases was a $0.6 million decrease at Harlow's; and

•	$2.7 million increase in our Casino equity investments. The growth in Casino equity investments was partially attributable to the equity investment in Ocean Downs in January 2017.
For the full year 2017, net revenue increased $17.7 million driven by a $6.3 million increase at Calder, a $6.2 million increase at Oxford, a $2.1 million increase at Riverwalk, a $1.6 million increase at Harlow's, and a $1.4 million increase at VSI.
Adjusted EBITDA increased $20.2 million for the full year 2017 primarily driven by:

•
$5.1 million increase from our wholly-owned Casino properties, including a $2.1 million increase at our Mississippi properties, a $1.9 million increase at Oxford, and a $1.3 million increase at Calder, and

•	$15.1 million increase in our Casino equity investments. The growth in Casino equity investments was partially attributable to the equity investment in Ocean Downs in January 2017.

TwinSpires	Fourth Quarter		Years Ended December 31,
(in millions):	2017	2016	2017	2016

Net revenue	$57.5	$48.8	$256.7	$222.9
Adjusted EBITDA	13.1	10.6	64.4	56.2
For the quarter, net revenue increased $8.7 million and adjusted EBITDA increased $2.5 million primarily due to an increase in handle of 19%, outpacing the industry by 16.5 percentage points.
For the full year 2017, net revenue increased $33.8 million and adjusted EBITDA increased $8.2 million primarily due to an increase in handle of 17%, outpacing the industry by 15.3 percentage points.

Big Fish Games	Fourth Quarter		Years Ended December 31,
(in millions):	2017	2016	2017	2016

Adjusted EBITDA	$22.6	$26.0	$80.3	$82.2
For the quarter, adjusted EBITDA decreased $3.4 million primarily due to an increase in user acquisition spending, partially offset by an increase in revenue.
For the full year, adjusted EBITDA decreased $1.9 million primarily due to a decrease in revenue and an increase in operating expenses, partially offset by a decrease in user acquisition spending.
Treasury Management
As previously announced, the Company executed a new 2017 Credit Agreement consisting of a $700.0 million Revolving Credit Facility (the "Revolver") which matures in 2022 and a $400.0 million Term Loan B which matures in 2024. Also, the Company redeemed its $600.0 million 5.375% Senior Notes due 2021 in December 2017 and issued $500.0 million 4.75% Senior Notes due 2028. The Company used a portion of the proceeds from the Big Fish Transaction to pay off the $242.0 million outstanding balance on the Revolver at December 31, 2017 and the Company's Board of Directors authorized $500.0 million of the proceeds to be used to repurchase shares of the Company through a "modified Dutch auction" tender offer. The Company completed the tender offer on February 12, 2018 by repurchasing 1,886,792 shares at a purchase price of $265 per share with an aggregate cost of $500 million, excluding fees and expenses related to the tender offer.
Conference Call
A conference call regarding this news release is scheduled for Thursday, March 1, 2018 at 9 a.m. ET. Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at http://ir.churchilldownsincorporated.com/events.cfm, or by dialing (877) 372-0878 and entering the pass code 99811530 at least 10 minutes before the appointed time. International callers should dial (253) 237-1169. An online replay will be available at approximately noon ET on Thursday, March 1, 2018 and will continue to be available for two weeks. A copy of the Company’s news release announcing quarterly results and relevant financial and statistical information about the period will be accessible at www.churchilldownsincorporated.com.
Use of Non-GAAP Measures
In addition to the results provided in accordance with GAAP, the Company also uses non-GAAP measures, including adjusted net income, adjusted diluted EPS, EBITDA (earnings before interest, taxes, depreciation and amortization) and adjusted EBITDA.

Adjusted EBITDA includes CDI's portion of the EBITDA from our equity investments.
Adjusted EBITDA excludes:

•	Transaction expense, net which includes:

•	Acquisition and disposition related charges, including fair value adjustments related to earnouts and deferred payments; and

•	Other transaction expense, including legal, accounting, and other deal-related expense;

•	Stock-based compensation expense;

•	Asset impairments;

•	Gain on Calder land sale;

•	Calder exit costs;

•	Loss on extinguishment of debt; and

•	Other charges, recoveries and expenses
For purposes of segment reporting, adjusted EBITDA includes intercompany revenue and expense totals that are eliminated in the Consolidated Statements of Comprehensive Income.
The Company uses non-GAAP measures as a key performance measure of the results of operations for purposes of evaluating performance internally. The measure facilitates comparison of operating performance between periods and helps investors to better understand the operating results of CDI by excluding certain items that may not be indicative of the Company's core business or operating results. The Company believes the use of this measure enables management and investors to evaluate and compare, from period to period, the Company’s operating performance in a meaningful and consistent manner. The non-GAAP measures are a supplemental measure of our performance that is not required by, or presented in accordance with GAAP, and should not be considered as an alternative to, or more meaningful than, net income or diluted EPS (as determined in accordance with GAAP) as a measure of our operating results.
Effective January 1, 2017, certain revenue previously included in our Corporate segment was deemed by management to be more closely aligned with our TwinSpires segment. Due to the Big Fish Transaction, the Company has presented Big Fish Games as held for sale and discontinued operations in the accompanying Consolidated Financial Statements and related notes. The Company has not allocated corporate and other certain expenses to Big Fish Games consistent with the discontinued operations presentation in the accompanying Consolidated Statements of Comprehensive Income. Accordingly, the prior year amounts were reclassified to conform to this presentation.
About Churchill Downs Incorporated
Churchill Downs Incorporated, (CDI) (NASDAQ:CHDN), headquartered in Louisville, Ky., is an industry-leading racing, gaming and online entertainment company anchored by our iconic flagship event - The Kentucky Derby.  We are a leader in brick-and-mortar casino gaming with approximately 10,000 gaming positions in eight states, and we are the largest legal online account wagering platform for horseracing in the U.S., through our ownership of TwinSpires.com. Additional information about CDI can be found online at www.churchilldownsincorporated.com.
Information set forth in this press release contains various "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the "Act") provides certain "safe harbor" provisions for forward-looking statements. All forward-looking statements made in this press release are made pursuant to the Act.

The reader is cautioned that such forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “seek,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently.
Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from expectations include the following: the effect of economic conditions on our consumers' confidence and discretionary spending or our access to credit; additional or increased taxes and fees; the effect of changes in tax laws on the Company or an investment in our shares, including as a result of changes made pursuant to recently enacted U.S. tax legislation; public perceptions or lack of confidence in the integrity of our business; loss of key or highly skilled personnel; restrictions in our debt facilities limiting our flexibility to operate our business; general risks related to real estate ownership, including fluctuations in market values and environmental regulations; catastrophic events and system failures disrupting our operations, including the impact of natural and other disasters on our operations and our ability to obtain insurance recoveries in respect of such losses; inability to identify and complete acquisition, expansion or divestiture projects, on time, on budget or as planned; difficulty in integrating recent or future acquisitions into our operations; legalization of online real money gaming in the United States, and our ability to capitalize on and predict such legalization; inability to respond to rapid technological changes in a timely manner; inadvertent infringement of the intellectual property of others; inability to protect our own intellectual property rights; security breaches and other security risks related to our technology, personal information, source code and other proprietary information, including failure to comply with regulations and other legal obligations relating to receiving, processing, storing and using personal information; payment- related risks, such as chargebacks for fraudulent credit card use; compliance with the Foreign Corrupt Practices Act or applicable money-laundering regulations; work stoppages and labor issues; difficulty in attracting a sufficient number of horses and trainers for full field horseraces; inability to negotiate agreements with industry constituents, including horsemen and other racetracks; personal injury litigation related to injuries occurring at our racetracks; the inability of our totalisator company, United Tote, to maintain its processes accurately, keep its technology current or maintain its significant customers; weather conditions affecting our ability to conduct live racing; increased competition in the horseracing business; changes in the regulatory environment of our racing operations; declining popularity in horseracing; seasonal fluctuations in our horseracing business due to geographic concentration of our operations; increased competition in our casino business; changes in regulatory environment of our casino business; development and expansion of casinos is costly and susceptible to delays, cost overruns and other uncertainties; concentration and evolution of slot machine manufacturing and other technology conditions that could impose additional costs; impact of further legislation prohibiting tobacco smoking; geographic concentration of our casino business; changes in regulatory environment for our advanced deposit wagering business; increase in competition in the advanced deposit wagering business; inability to retain current customers or attract new customers to our advanced deposit wagering business; uncertainty and changes in the legal landscape relating to our advanced deposit wagering business; and failure to comply with laws requiring us to block access to certain individuals could result in penalties or impairment in our ability to offer advanced deposit wagering.

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(unaudited except year ended 2017 and 2016 amounts)

	Three Months Ended December 31,		Years Ended December 31,
(in millions, except per common share data)	2017	2016	2017	2016
Net revenue:
Racing	$29.3	$30.3	$257.3	$251.1
Casino	87.2	78.9	350.5	332.8
TwinSpires	57.2	48.5	255.6	221.6
Other Investments	5.2	4.0	19.2	16.9
Total net revenue	178.9	161.7	882.6	822.4
Operating expense:
Racing	38.8	38.3	192.5	187.7
Casino	61.8	58.5	247.3	241.3
TwinSpires	39.6	33.9	170.2	146.7
Other Investments	4.7	4.7	17.8	16.5
Corporate	0.2	0.3	2.0	1.8
Selling, general and administrative expense	24.4	19.6	83.1	79.4
Impairment of tangible and other intangible assets	21.7	—	21.7	—
Gain on Calder land sale	—	(23.7)	—	(23.7)
Calder exit costs	—	0.1	0.8	2.5
Other, net	0.5	(2.3)	1.5	(2.3)
Total operating expense	191.7	129.4	736.9	649.9
Operating (loss) income	(12.8)	32.3	145.7	172.5
Other income (expense):
Interest expense	(13.2)	(11.0)	(49.3)	(43.7)
Loss on extinguishment of debt	(20.7)	—	(20.7)	—
Equity in income of unconsolidated investments	2.8	3.9	25.5	17.4
Miscellaneous, net	0.5	0.3	1.3	1.2
Total other expense	(30.6)	(6.8)	(43.2)	(25.1)
(Loss) income from continuing operations before provision for income taxes	(43.4)	25.5	102.5	147.4
Income tax benefit (provision)	77.8	(6.1)	19.9	(50.7)
Income from continuing operations, net of tax	34.4	19.4	122.4	96.7
Income from discontinued operations, net of tax	3.8	7.4	18.1	11.4
Net income	$38.2	$26.8	$140.5	$108.1

Net income per common share data - basic:
Continuing operations	$2.25	$1.17	$7.76	$5.83
Discontinued operations	$0.25	$0.45	$1.15	$0.69
Net income per common share - basic	$2.50	$1.62	$8.91	$6.52

Net income per common share data - diluted:
Continuing operations	$2.22	$1.16	$7.64	$5.74
Discontinued operations	$0.24	$0.44	$1.13	$0.68
Net income per common share - diluted	$2.46	$1.60	$8.77	$6.42

Weighted average shares outstanding:
Basic	15.3	16.3	15.7	16.4
Diluted	15.5	16.8	16.0	16.8

Other comprehensive loss:
Foreign currency translation, net of tax	(0.2)	—	(0.1)	0.2
Change in pension benefits, net of tax	(0.1)	(0.8)	—	(0.8)
Other comprehensive loss	(0.3)	(0.8)	(0.1)	(0.6)
Comprehensive income	$37.9	$26.0	$140.4	$107.5

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED BALANCE SHEETS
December 31,

(in millions)	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$51.7	$45.3
Restricted cash	31.2	34.3
Accounts receivable, net	49.6	56.6
Receivable from escrow	—	13.6
Income taxes receivable	35.6	7.6
Other current assets	18.9	17.8
Current assets of discontinued operations held for sale	69.1	70.8
Total current assets	256.1	246.0
Property and equipment, net	608.0	560.6
Investment in and advances to unconsolidated affiliates	171.3	139.1
Goodwill	317.6	301.5
Other intangible assets, net	169.4	174.0
Other assets	13.6	9.9
Long-term assets of discontinued operations held for sale	823.4	823.3
Total assets	$2,359.4	$2,254.4
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$54.1	$49.5
Purses payable	12.5	12.5
Account wagering deposit liabilities	24.0	25.0
Accrued expense	75.8	73.2
Deferred revenue	70.9	64.3
Current maturities of long-term debt	4.0	14.2
Dividends payable	23.7	21.8
Current liabilities of discontinued operations held for sale	188.2	207.6
Total current liabilities	453.2	468.1
Long-term debt, net of current maturities and loan origination fees	632.9	312.8
Notes payable, including premium and net of debt issuance costs	492.3	594.7
Deferred revenue	29.3	24.4
Deferred income taxes	40.6	63.2
Other liabilities	16.0	13.9
Non-current liabilities of discontinued operations held for sale	54.8	92.3
Total liabilities	1,719.1	1,569.4
Commitments and contingencies
Shareholders' equity:
Preferred stock, no par value; 0.3 shares authorized; no shares issued or outstanding	—	—
Common stock, no par value; 50.0 shares authorized; 15.4 shares issued and outstanding in 2017 and 16.5 in 2016	7.3	116.5
Retained earnings	634.3	569.7
Accumulated other comprehensive loss	(1.3)	(1.2)
Total shareholders' equity	640.3	685.0
Total liabilities and shareholders' equity	$2,359.4	$2,254.4

CHURCHILL DOWNS INCORPORATED CONSOLIDATED STATEMENTS OF CASH FLOWS for the years ended December 31,

(in millions)	2017	2016
Cash flows from operating activities:
Net income	$140.5	$108.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	97.1	108.6
Game software development amortization	17.5	17.2
Acquisition expenses, net	3.9	3.4
Earnings from equity investments, net	(25.5)	(17.4)
Distributed earnings from equity investments	18.0	15.6
Stock-based compensation	27.1	18.9
Deferred income taxes	(65.0)	35.4
Loss on impairment of assets	21.7	—
Loss on extinguishment of debt	20.7	—
(Gain) loss on sale of assets	0.1	(23.6)
Big Fish Games earnout payment	(2.4)	(19.7)
Big Fish Games deferred payment	—	(2.0)
Other	1.7	2.0
Increase (decrease) in cash resulting from changes in operating assets and liabilities, net of business acquisitions:
Other current assets and liabilities	(10.4)	(10.2)
Game software development	(22.1)	(22.1)
Income taxes	(27.4)	(6.6)
Deferred revenue	17.2	17.9
Other assets and liabilities	5.5	1.3
Net cash provided by operating activities	218.2	226.8
Cash flows from investing activities:
Capital maintenance expenditures	(33.3)	(30.9)
Capital project expenditures	(83.6)	(23.8)
Receivable from escrow	13.6	(13.6)
Acquisition of businesses, net of cash acquired	(24.2)	—
Investment in joint ventures	(24.0)	(8.0)
Proceeds from sale of assets	—	25.6
Other	(2.1)	—
Net cash used in investing activities	(153.6)	(50.7)
Cash flows from financing activities:
Proceeds from borrowings under long-term debt obligations	2,050.4	727.1
Repayments of borrowings under long-term debt obligations	(1,835.8)	(588.4)
Call premium on 2021 Senior Notes	(16.1)	—
Debt issuance costs	(14.4)	(1.4)
Repurchase of common stock	(190.9)	(39.0)
Payment of dividends	(21.5)	(19.1)
Common stock issued	2.1	2.2
Big Fish Games earnout payment	(31.8)	(261.9)
Big Fish Games deferred payment	—	(26.4)
Tax refund payments to Big Fish Games equity holders	—	(0.4)
Other	(1.5)	5.4
Net cash used in financing activities	(59.5)	(201.9)
Net increase (decrease) in cash and cash equivalents	5.1	(25.8)
Effect of exchange rate changes on cash	0.5	—
Cash and cash equivalents, beginning of year	48.7	74.5
Cash and cash equivalents, end of year	$54.3	$48.7

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016
GAAP net income	$38.2	$26.8	$140.5	$108.1

Adjustments, continuing operations:
Impairment of tangible and other intangible assets	21.7	—	21.7	—
Loss on extinguishment of debt	20.7	—	20.7	—
Transaction and other expense	3.1	(1.0)	4.7	1.5
Gain on Calder land sale	—	(23.7)		(23.7)
Bluff contingency benefit	—	(2.3)	—	(2.3)
Income tax impact on net income adjustments(b)	(17.1)	10.3	(17.7)	9.1
Non-recurring non-cash income tax benefit of the Tax Act	(57.7)	—	(57.7)	—
Total adjustments, continuing operations	(29.3)	(16.7)	(28.3)	(15.4)
Big Fish Games net income(c)	(3.8)	(7.4)	(18.1)	(11.4)
Total adjustments	(33.1)	(24.1)	(46.4)	(26.8)
Adjusted net income	$5.1	$2.7	$94.1	$81.3

Adjusted diluted EPS	$0.33	$0.16	$5.88	$4.84

Weighted average shares outstanding - Diluted	15.5	16.8	16.0	16.8

(b) The income tax impact for each adjustment is derived by applying the effective tax rate, including current and deferred income tax expense, based upon the jurisdiction and the nature of the adjustment.
(c) Due to the Big Fish Transaction, the Big Fish Games segment is presented as a discontinued operation.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
(unaudited except year ended 2017 and 2016 amounts)

	Three Months Ended December 31,		Years Ended December 31,
(in millions)	2017	2016	2017	2016
Net revenue from external customers:
Racing:
Churchill Downs	$14.2	$15.1	$161.3	$155.2
Arlington	5.7	5.5	57.2	55.3
Fair Grounds	8.8	9.1	36.3	38.0
Calder	0.6	0.6	2.5	2.6
Total Racing	29.3	30.3	257.3	251.1
Casino:
Oxford Casino	21.6	19.2	90.8	84.6
Riverwalk Casino	12.5	10.4	48.2	46.1
Harlow’s Casino	11.7	11.8	50.0	48.4
Calder Casino	22.8	19.3	85.4	79.1
Fair Grounds Slots	8.8	9.0	36.5	36.9
VSI	9.5	9.0	38.3	36.9
Saratoga	0.3	0.2	1.3	0.8
Total Casino	87.2	78.9	350.5	332.8
TwinSpires	57.2	48.5	255.6	221.6
Other Investments	5.2	4.0	19.2	16.9
Corporate	—	—	—	—
Net revenue from external customers	$178.9	$161.7	$882.6	$822.4
Intercompany net revenue:
Racing:
Churchill Downs	$1.8	$1.8	$11.4	$10.0
Arlington	1.2	1.0	6.3	5.5
Fair Grounds	0.6	0.5	1.6	1.5
Total Racing	3.6	3.3	19.3	17.0
TwinSpires	0.3	0.3	1.1	1.3
Other Investments	0.8	0.9	4.5	3.9
Eliminations	(4.7)	(4.5)	(24.9)	(22.2)
Intercompany net revenue	$—	$—	$—	$—

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
(unaudited except year ended 2017 and 2016 amounts)

	Three Months Ended December 31, 2017
	Continuing Operations							Discontinued Operations
(in millions)	Racing	Casino	TwinSpires	Other Investments	Corporate(d)	Eliminations	Total	Big Fish Games
Net revenue	$32.9	$87.2	$57.5	$6.0	$—	$(4.7)	$178.9	$123.5

Taxes & purses	(11.1)	(29.3)	(3.1)	—	—	—	(43.5)	—
Platform & development fees	—	—	—	—	—	—	—	(43.8)
Marketing & advertising	(1.0)	(3.0)	(1.5)	—	—	0.1	(5.4)	(32.3)
Salaries & benefits	(9.3)	(13.2)	(2.8)	(2.9)	—	—	(28.2)	(7.1)
Content expense	(3.5)	—	(28.5)	—	—	4.3	(27.7)	—
SG&A expense	(4.9)	(6.3)	(3.5)	(1.0)	(3.8)	—	(19.5)	(3.6)
Research & development	—	—	—	—	—	—	—	(9.7)
Other operating expense	(9.5)	(10.6)	(5.0)	(1.5)	(0.1)	0.3	(26.4)	(4.3)
Other income (expense)	0.2	8.9	—	0.1	0.2	—	9.4	(0.1)

Adjusted EBITDA	$(6.2)	$33.7	$13.1	$0.7	$(3.7)	$—	$37.6	$22.6

	Three Months Ended December 31, 2016
	Continuing Operations							Discontinued Operations
(in millions)	Racing	Casino	TwinSpires	Other Investments	Corporate(d)	Eliminations	Total	Big Fish Games
Net revenue	$33.6	$78.9	$48.8	$4.9	$—	$(4.5)	$161.7	$116.6

Taxes & purses	(11.5)	(26.3)	(2.8)	—	—	—	(40.6)	—
Platform & development fees	—	—	—	—	—	—	—	(44.7)
Marketing & advertising	(0.8)	(3.2)	(1.1)	—	—	0.2	(4.9)	(21.7)
Salaries & benefits	(9.5)	(12.6)	(2.5)	(2.7)	—	—	(27.3)	(6.6)
Content expense	(3.6)	—	(24.2)	—	—	4.0	(23.8)	—
SG&A expense	(4.3)	(5.4)	(3.4)	(0.9)	(3.2)	0.3	(16.9)	(4.1)
Research & development	—	—	—	—	—	—	—	(9.7)
Other operating expense	(8.6)	(9.7)	(4.2)	(1.5)	(0.1)	—	(24.1)	(4.1)
Other income (expense)	0.1	6.1	—	—	0.2	—	6.4	0.3

Adjusted EBITDA	$(4.6)	$27.8	$10.6	$(0.2)	$(3.1)	$—	$30.5	$26.0

(d) The Corporate segment includes corporate and other certain expenses of $1.3 million in the fourth quarter of 2017 and $0.8 million in the fourth quarter of 2016 that have not been allocated to Big Fish Games as a result of the Big Fish Transaction and the Big Fish Games segment reported as held for sale and discontinued operations in the Consolidated Financial Statements and related notes in our Annual Report on Form 10-K.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
(unaudited except year ended 2017 and 2016 amounts)

	Twelve Months Ended December 31, 2017
	Continuing Operations							Discontinued Operations
(in millions)	Racing	Casino	TwinSpires	Other Investments	Corporate(d)	Eliminations	Total	Big Fish Games
Net revenue	$276.6	$350.5	$256.7	$23.7	$—	$(24.9)	$882.6	$466.0

Taxes & purses	(65.4)	(117.0)	(14.7)	—	—	—	(197.1)	—
Platform & development fees	—	—	—	—	—	—	—	(167.8)
Marketing & advertising	(4.9)	(12.1)	(8.2)	—	—	0.4	(24.8)	(116.6)
Salaries & benefits	(41.7)	(53.2)	(9.9)	(12.0)		—	(116.8)	(27.8)
Content expense	(15.2)	—	(125.0)	—	—	22.4	(117.8)	—
SG&A expense	(16.8)	(22.6)	(12.4)	(3.3)	(12.2)	1.2	(66.1)	(16.6)
Research & development	—	—	—	—	—	—	—	(39.6)
Other operating expense	(48.9)	(41.6)	(22.1)	(5.1)	(0.5)	0.9	(117.3)	(15.6)
Other income (expense)	0.8	42.0	—	0.4	0.3	—	43.5	(1.7)

Adjusted EBITDA	$84.5	$146.0	$64.4	$3.7	$(12.4)	$—	$286.2	$80.3

	Twelve Months Ended December 31, 2016
	Continuing Operations							Discontinued Operations
(in millions)	Racing	Casino	TwinSpires	Other Investments	Corporate(d)	Eliminations	Total	Big Fish Games
Net revenue	$268.1	$332.8	$222.9	$20.8	$—	$(22.2)	$822.4	$486.2

Taxes & purses	(64.2)	(110.9)	(11.6)	—	—	—	(186.7)	—
Platform & development fees	—	—	—	—	—	—	—	(179.9)
Marketing & advertising	(4.6)	(12.7)	(6.3)	—	—	0.5	(23.1)	(127.9)
Salaries & benefits	(40.9)	(50.8)	(9.4)	(10.9)	—	—	(112.0)	(25.0)
Content expense	(15.6)	—	(107.6)	—	—	20.2	(103.0)	—
SG&A expense	(16.2)	(21.2)	(12.0)	(3.4)	(11.7)	1.3	(63.2)	(15.4)
Research & development	—	—	—	—	—	—	—	(39.0)
Other operating expense	(47.4)	(39.1)	(19.8)	(4.1)	(0.6)	0.2	(110.8)	(15.9)
Other income (expense)	0.5	27.7	—	0.3	0.2	—	28.7	(0.9)

Adjusted EBITDA	$79.7	$125.8	$56.2	$2.7	$(12.1)	$—	$252.3	$82.2
(d) The Corporate segment includes corporate and other certain expenses of $3.6 million in 2017 and $3.1 million in 2016 that have not been allocated to Big Fish Games as a result of the Big Fish Transaction and the Big Fish Games segment reported as held for sale and discontinued operations in the Consolidated Financial Statements and related notes in our Annual Report on Form 10-K.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
(unaudited except year ended 2017 and 2016 amounts)

	Three Months Ended December 31,		Years Ended December 31,
(in millions)	2017	2016	2017	2016
Reconciliation of Comprehensive Income to Adjusted EBITDA:

Comprehensive income	$37.9	$26.0	$140.4	$107.5
Foreign currency translation, net of tax	0.2	—	0.1	(0.2)
Net change in pension benefits, net of tax	0.1	0.8	—	0.8
Net income	38.2	26.8	140.5	108.1
Additions - continuing operations:
Depreciation and amortization	14.0	14.8	56.0	58.4
Interest expense	13.3	10.9	49.3	43.7
Loss on extinguishment of debt	20.7	—	20.7	—
Income tax (benefit) provision	(77.8)	4.2	(19.9)	50.7
Additions - discontinued operations:
Depreciation and amortization	9.8	12.4	41.1	50.2
Income tax (benefit) provision	(0.6)	6.2	5.1	9.3
EBITDA	$17.6	$75.3	$292.8	$320.4

Adjustments to EBITDA - continuing operations:
Selling, general and administrative:
Stock-based compensation expense	4.3	3.2	16.0	13.3
Other charges	0.7	(0.9)	1.2	2.5
Other income, expense:
Interest, depreciation and amortization expense related to equity investments	6.1	2.5	16.7	10.0
Other charges and recoveries, net	—	0.1	—	0.5
Impairment of tangible and other intangible assets	21.7	—	21.7	—
Gain on Calder land sale	—	(23.7)	—	(23.7)
Calder exit costs	—	0.1	0.8	2.5
Other, net	0.4	(2.4)	1.5	(2.4)
Adjustments to EBITDA - discontinued operations:
Stock-based compensation expense	5.3	1.4	11.1	5.6
Acquisition expense, net	4.1	0.9	4.7	5.8
Total adjustments to EBITDA	42.6	(18.8)	73.7	14.1
Adjusted EBITDA	$60.2	$56.5	$366.5	$334.5

Adjusted EBITDA by segment:
Racing	$(6.2)	$(4.6)	$84.5	$79.7
Casino	33.7	27.8	146.0	125.8
TwinSpires	13.1	10.6	64.4	56.2
Other Investments	0.7	(0.2)	3.7	2.7
Corporate(d)	(3.7)	(3.1)	(12.4)	(12.1)
Adjusted EBITDA from continuing operations	37.6	30.5	286.2	252.3
Big Fish Games	22.6	26.0	80.3	82.2
Adjusted EBITDA	$60.2	$56.5	$366.5	$334.5

(d) The Corporate segment includes corporate and other certain expenses of $1.3 million in the fourth quarter of 2017 and $0.8 million in the fourth quarter of 2017, as well as $3.6 million for the year ended December 31, 2017 and $3.1 million for the year ended December 31, 2016 that have not been allocated to Big Fish Games as a result of the Big Fish Transaction and the Big Fish Games segment reported as held for sale and discontinued operations in the Consolidated Financial Statements and related notes in our Annual Report on Form 10-K.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
(Unaudited except year ended 2017 and 2016 amounts)

	Three Months Ended December 31,		Years Ended December 31,
(in millions)	2017	2016	2017	2016
Corporate allocated expense:
Racing	$(1.8)	$(1.7)	$(6.1)	$(6.0)
Casino	(2.2)	(1.9)	(7.5)	(6.9)
TwinSpires	(1.6)	(1.5)	(5.5)	(5.4)
Other Investments	(0.5)	(0.5)	(1.5)	(1.6)
Corporate allocated expense	6.1	5.6	20.6	19.9
Total Corporate allocated expense	$—	$—	$—	$—

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL JOINT VENTURE FINANCIAL STATEMENTS
(Unaudited)

Summarized financial information for our equity investments is comprised of the following:

	Three Months Ended December 31,		Years Ended December 31,
(in millions)	2017	2016	2017	2016
Net revenue	$71.4	$51.0	$303.3	$216.1
Operating and SG&A expense	50.6	30.5	204.9	142.8
Depreciation and amortization	9.7	4.6	25.9	18.5
Operating income	11.1	15.9	72.5	54.8
Interest and other expense, net	(3.6)	(3.3)	(8.5)	(6.9)
Net income	$7.5	$12.6	$64.0	$47.9

	December 31,
(in millions)	2017	2016
Assets
Current assets	$64.5	$38.8
Property and equipment, net	234.6	198.0
Other assets, net	236.5	165.0
Total assets	$535.6	$401.8

Liabilities and Members' Equity
Current liabilities	$100.3	$77.5
Long-term debt	110.1	69.2
Other liabilities	0.1	0.1
Members' equity	325.1	255.0
Total liabilities and members' equity	$535.6	$401.8

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL JOINT VENTURE FINANCIAL STATEMENTS
(Unaudited)

Summarized financial information for Miami Valley Gaming, LLC is comprised of the following:

	Three Months Ended December 31,		Years Ended December 31,
(in millions)	2017	2016	2017	2016
Net revenue	$42.7	$40.9	$165.7	$154.8
Operating and SG&A expense	31.5	30.3	117.2	110.0
Depreciation and amortization	3.3	3.2	12.8	13.1
Operating income	7.9	7.4	35.7	31.7
Interest and other expense, net	(0.5)	(0.8)	(2.4)	(3.4)
Net income	$7.4	$6.6	$33.3	$28.3

	December 31,
(in millions)	2017	2016
Assets
Current assets	$18.1	$18.7
Property and equipment, net	103.5	109.8
Other assets, net	106.6	105.0
Total assets	$228.2	$233.5

Liabilities and Members' Equity
Current liabilities	$19.0	$12.5
Long-term debt	7.1	22.3
Other liabilities	0.1	0.1
Members' equity	202.0	198.6
Total liabilities and members' equity	$228.2	$233.5